[LETTERHEAD OF MANATT, PHELPS & PHILLIPS LLP]

                                                                     EXHIBIT 5.1


                                                             File No:  14988-030
April 22, 1998



United PanAm Financial Corp.
1300 South El Camino Real
San Mateo, California 94402

          RE:  REGISTRATION STATEMENT ON FORM S-1

Gentlemen:

          We have acted as special counsel for United PanAm Financial Corp., a California corporation (the "Company"), in connection with the proposed underwritten public offering (the "Offering") by the Company of 6,325,000 shares (the "Shares") of the Company's Common Stock, of which 825,000 shares may be issued pursuant to an option granted to the underwriters to cover over-allotments, if any, pursuant to that certain proposed form of Underwriting Agreement (the "Underwriting Agreement") by and among the Company and NationsBanc Montgomery Securities LLC and Piper Jaffray Inc., the representatives of the several underwriters (the "Representatives").

          In rendering the opinions contained herein, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction to be complete and accurate, of the following:

          1.   Articles of Incorporation of the Company, as amended to date;

          2.   Bylaws of the Company, as amended to date;

          3. Registration Statement on Form S-1 (File No. 333-39941) of the Company and Amendments No. 1, 2, 3 and 4 thereto (collectively, the "Registration Statement");

          4. Records of proceedings of the Board of Directors and the shareholders of the Company pertaining to the issuance of the Shares; and

          5. The proposed form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement.

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April 22, 1998
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          With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

          In rendering the opinions expressed below, we have relied as to certain factual matters on certificates executed by officers of the Company. While we have no reason to believe that the officers executing such certificates did not have personal knowledge of the matters contained therein or did not accurately set out such knowledge in such certificates, we did not independently verify the matters set forth in such certificates. We also have obtained and relied on certificates and other communications from governmental authorities as to matters concerning the due incorporation, valid existence and good standing of the Company.

          Based upon the foregoing and subject to receipt of the following documents or satisfaction of the following conditions:

          (a) The order to be issued by the Securities and Exchange Commission declaring the Registration Statement to be effective;

          (b) As required, exemptive orders, permits, licenses or no action letters issued by the appropriate regulatory or governmental agencies in the states where the offer and sale of the Shares is to be made;

          (c) All other conditions and legal requirements necessary to consummate the transactions contemplated by the Underwriting Agreement; and

          (d) The due execution and delivery of the Underwriting Agreement;

upon which our opinions are expressly conditioned, we are of the opinion that:

          1. The Company has been duly incorporated and is validly existing under the laws of the State of California.

          2. The issuance and sale of the Shares have been duly authorized and, when issued and delivered against payment therefor as provided in the Underwriting Agreement, will be validly issued by the Company, fully paid and nonassessable.

          We are members of the Bar of the State of California. This opinion is limited to the current laws of the State of California and the United States of America, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no

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April 22, 1998
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obligations to revise or supplement it should the current laws of the State of California or United States of America be changed by legislative action, judicial decision or otherwise.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                              Respectfully submitted,

                              /s/ Manatt, Phelps & Phillips, LLP

                              Manatt, Phelps & Phillips, LLP